Exhibit 10.5(f)

CONSENT AND THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 16, 2014 (this "Amendment"), is among SMITHFIELD FOODS, INC., a Virginia corporation (the "Company"), the subsidiary guarantors party hereto, the banks and other lending institutions party hereto, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH, as administrative agent (in such capacity, the "Administrative Agent").
RECITALS:

The Company, certain of its subsidiaries as guarantors, certain of the banks and other lending institutions party thereto and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of June 9, 2011 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of January 31, 2013, that certain Increased Commitment Supplement dated as of January 31, 2013 and that certain Consent and Second Amendment to Second Amended and Restated Credit Agreement dated as of July 12, 2013, the "Agreement"). On or about April 18, 2013, FCS Financial, PCA assigned all of its rights under the Loan Documents to 1st Farm Credit Services, PCA.
The Company has informed the Administrative Agent and the Lenders that the Company desires to (i) change its fiscal year to a fiscal year ending on the Sunday closest to December 31 of each calendar year, commencing with the fiscal year ending December 29, 2013 and (ii) change its fiscal quarters (and the method of determining its fiscal quarters) to fiscal quarters for such new fiscal year as determined by the Company based on its accounting policies for such new fiscal year (the “Fiscal Period Changes”).
In accordance with the Agreement, the Company and the other Loan Parties have requested that the Lenders (i) consent to the Company's Fiscal Period Changes and (ii) amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.

Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.

Amendments
Section 2.1.    Amendment to Section 1.01 (Defined Terms). The following defined term is added to Section 1.01 (Defined Terms) of the Agreement in the proper alphabetical order:

“Fiscal Period Changes” means a change in the Company’s (i) fiscal year to a fiscal year ending on the Sunday closest to December 31 of each calendar year, commencing with the fiscal year ending December 29, 2013 (which, for purposes of greater clarity, shall consist of only eight fiscal months) and (ii) fiscal quarters (and the method of determining its fiscal quarters) to fiscal quarters for such new fiscal year as determined by the Company based on its accounting policies for such new fiscal year.
Section 2.2.    Amendment to Section 1.01 (Defined Terms). The following definitions set forth in Section 1.01 (Defined Terms) of the Agreement are amended hereby by deleting the text of such definitions in their entirety and inserting the following in lieu thereof:
"Funded Debt to EBITDA Ratio" means the ratio, determined as of the last day of any fiscal quarter, of Consolidated Funded Debt as of such date to EBITDA for the four fiscal quarters then ended; provided, notwithstanding the foregoing, with respect to the fiscal quarter ending December 29, 2013 and each of the following three fiscal quarters, the Funded Debt to EBITDA Ratio shall, rather than being calculated for the four fiscal quarters then ended, be calculated for the trailing twelve fiscal months then ended.
“Rabobank Nederland Facility” means the Amended and Restated Term Loan Agreement, dated as of August 31, 2012, among Company, Rabobank Nederland, as administrative agent, and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time).
Section 2.3.    Amendment to Section 2.06(c) (Limitations on Amounts). Section 2.06(c) of the Agreement is hereby amended by deleting the reference to “$300,000,000” in clause (i) thereof and inserting “$150,000,000” in lieu thereof.
Section 2.4.    Amendment to Section 5.01(b) (Quarterly Financial Statements). The following is inserted immediately following the phrase “absence of footnotes” in the last line thereof:
provided, that, notwithstanding the foregoing, with respect to the fiscal quarter ending December 29, 2013 and each of the following three fiscal quarters, such quarterly financial statements shall be accompanied by monthly financial statements for the trailing twelve fiscal months then ended to the extent not already delivered to the Administrative Agent or included in such quarterly financial statements, together with comparative information for the corresponding period or periods of the prior year;
Section 2.5.    Amendment to Section 6.05 (Asset Sales). Clause (h) (Available Annual Dispositions) of Section 6.05 of the Agreement is amended in its entirety to read as follows:
(h)    Available Annual Dispositions. sales, transfers and other dispositions of assets that are not permitted by any other paragraph of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (h) shall not exceed (i) $6,666,667 during the fiscal year of the Company ending December 29, 2013 (which, for purposes of greater clarity, shall consist of only eight fiscal months) or (ii) $10,000,000 during any other fiscal year of the Company;

Section 2.6.    Amendment to Section 6.13 (Capital Expenditures).    The definition of “Yearly Limit” is amended in its entirety to read as follows:

“Yearly Limit” means, with respect to a fiscal year, an amount equal to the sum of (a) (i) $350,000,000 for the fiscal year ended on or about April 30, 2012, (ii) $300,000,000 for the fiscal year ended on or about April 30, 2013, (iii) $200,000,000 for the fiscal year ending December 29, 2013 (which, for purposes of greater clarity, shall consist of only eight fiscal months) and (iv) $300,000,000 for each fiscal year thereafter plus (b) an amount equal to fifteen percent (15%) of any increase in the property, plant and equipment of the Company and the Restricted Subsidiaries as reported in the annual financial statements most recently delivered pursuant to Section 5.01(a) for the immediately preceding fiscal year (calculated after accounting for the Company's interest in Unrestricted Subsidiaries based on the equity method of accounting) over the amount of the property, plant and equipment of the Company and the Restricted Subsidiaries as reported in the annual financial statements delivered pursuant to Section 5.01(a) for the fiscal year ended on or about April 30, 2011 (but specifically excluding any increase in the property, plant and equipment of the Company and the Restricted Subsidiaries associated with the Replacement Capacity Project).
Section 2.7.    Amendment to Section 6.14 (Minimum Interest Coverage Ratio).     Section 6.14 of the Agreement is amended hereby by deleting the text thereof in its entirety and inserting the following in lieu thereof:
Minimum Interest Coverage Ratio. The ratio of EBITDA to Consolidated Interest Expense, calculated for the Company and its Restricted Subsidiaries as of the end of each fiscal quarter of the Company for the four fiscal quarters then ended, shall not be less than 2.50 to 1.00; provided, notwithstanding the foregoing, with respect to the fiscal quarter ending December 29, 2013 and each of the following three fiscal quarters, the Minimum Interest Coverage Ratio shall, rather than being calculated for the four fiscal quarters then ended, be calculated for the trailing twelve fiscal months then ended.
ARTICLE 3.

Consent
Section 3.1.    Consent. Subject to the satisfaction of the conditions precedent described in Article 4 hereof, each of the undersigned Lenders:
(a)    notwithstanding anything to the contrary in Section 6.12 of the Agreement, consents to the Fiscal Period Changes; and
(b)    notwithstanding anything to the contrary in Section 6.11 of the Agreement, consents to the amendments of the Receivables Securitization documents and the Rabobank Nederland Facility referred to in Section 4.1 of this Amendment.
Section 3.2.    Limitations on Consent. To induce the Lenders to agree to the terms of Section 3.1 hereof, the Company and the other Loan Parties (by their execution below) agree that the consent set forth herein shall not be deemed to be a consent to the departure from or waiver of (a) any of the covenants identified in Section 3.1 hereof for any purpose other than as expressly set forth in this Amendment, (b) any other covenant or condition in any Loan Document or (c) any Event of Default that otherwise may arise as a result of the matters described in this Amendment, after giving effect thereto.
ARTICLE 4.

Conditions Precedent
Section 4.1.    Conditions. The effectiveness of Article 2 and 3 of this Amendment is subject to the satisfaction (or waiver in accordance with Section 9.02 (Waiver; Amendments) of the Agreement) of the following conditions precedent:
(a)    The Administrative Agent shall have received from each Loan Party and the Required Lenders either (i) a counterpart of this Amendment signed and delivered on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page to this Amendment) that such party has signed and delivered a counterpart of this Amendment;
(b)    The Administrative Agent shall have received a true, correct and complete copy of any amendment or consent related to the Receivables Securitization documents which is being executed concurrently herewith, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(c)    The Administrative Agent shall have received a true, correct and complete copy of a consent and amendment related to the Rabobank Nederland Facility which is being executed concurrently herewith, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(d)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Amendment; and
(e)    All proceedings taken in connection with the matters contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.
ARTICLE 5.

Ratifications, Representations and Warranties
Section 5.1.    Acknowledgements; Ratification and Reaffirmations.
(a)    The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded pursuant to Article 2 of this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect;
(b)    Each Loan Party, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms;
(c)    Each Loan Party acknowledges and agrees that this Amendment constitutes a Loan Document for all purposes under the Agreement and the other Loan Documents; and
(d)    Each Loan Party hereby reaffirms each of the agreements, covenants and undertakings set forth in the Agreement and each and every other Loan Document executed in connection therewith or pursuant hereto, as amended and modified hereby, as if such Loan Party was making said agreements, covenants and undertakings on the date hereof.

Section 5.2.    Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows: (a)  no Default exists, (b) the representations and warranties set forth in the Agreement are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to an earlier date (in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, or in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date) and (c) it has all requisite power and authority to execute, deliver and perform it obligations under this Amendment. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH LOAN PARTY REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:
(a)    WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT; AND
(b)    RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
ARTICLE 6.

Miscellaneous
Section 6.1.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
Section 6.2.    Reference to Agreement. Upon and after the effectiveness of Article 2 of this Amendment, each reference to the Agreement in each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 6.3.    Expenses of Administrative Agent. As provided in Section 9.03(a) (Expense Reimbursement) of the Agreement, the Company agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the reasonable costs and fees of Administrative Agent's legal counsel.
Section 6.4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 6.5.    Governing Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof, but giving effect to federal laws applicable to national banks. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 6.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, each Loan Party, and their respective successors and permitted assigns, except no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment or other transfer made in violation of this Section shall be void.
Section 6.7.    Counterparts. This Amendment may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 6.8.    Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty hereunder by the Company or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 6.9.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.11.    Entire Agreement. This Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
Section 6.12.    Required Lenders. Pursuant to Section 9.02 (Waiver; Amendments) of the Agreement, the Agreement may be modified as provided in this Amendment with the agreement of the Required Lenders which means Lenders having Credit Exposures and unused Commitments representing more than 50% of the Aggregate Credit Exposures and unused Commitments (such percentage applicable to a Lender, herein such Lender's "Required Lender Percentage"). For purposes of determining the effectiveness of this Amendment, each Lender's Required Lender Percentage is set forth on Schedule 6.11 hereto.
Executed as of the date first written above.
COMPANY:

Smithfield Foods, Inc., a Virginia corporation

By:    /s/ Timothy Dykstra
Name:    Timothy Dykstra
Title:    Vice President and Corporate Treasurer

OTHER LOAN PARTIES:

Brown's Realty Partnership, a North Carolina general partnership
Carroll's Realty Partnership, a North Carolina general partnership
Smithfield-Carroll's Farms, a Virginia general partnership

By:	Murphy-Brown, LLC, as a general partner of each

By:    /s/ Timothy Dykstra
Name: Timothy Dykstra
Title: Vice President

Armour-Eckrich Meats LLC, a Delaware limited liability company
Farmland Foods, Inc., a Delaware corporation
John Morrell & Co., a Delaware corporation
Murphy-Brown LLC, a Delaware limited liability company
Murphy Farms of Texhoma, Inc., an Oklahoma corporation
Patrick Cudahy, LLC, a Delaware limited liability company
Premium Pet Health, LLC, a Delaware limited liability company
Premium Standard Farms, LLC, a Delaware limited liability company
Smithfield Global Products Inc., a Delaware corporation
The Smithfield Packing Company, Incorporated, a Delaware corporation
Smithfield Purchase Corporation, a North Carolina corporation
Smithfield Transportation Co., Inc., a Delaware corporation
Stefano Foods, Inc., a North Carolina corporation
SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.), a Delaware corporation

By:    /s/ Timothy Dykstra
Name:
Title:

Jonmor Investments, Inc., a Delaware corporation
Patcud Investments, Inc., a Delaware corporation
SFFC, INC., a Delaware corporation
SF Investments, Inc., a Delaware corporation

By:    /s/ Jeffrey A. Porter
Name:    Jeffrey A. Porter
Title:    President

ADMINISTRATIVE AGENT AND LENDERS:

COÖPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW
YORK BRANCH, as Administrative Agent

By:    /s/ James V. Kenwood
Name: James V. Kenwood
Title: Managing Director

By:    /s/ Jeff Geisbauer
Name: Jeff Geisbauer
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Tony Young
Name: Tony Young
Title: Executive Director

BARCLAYS BANK PLC, as a Lender

By: /s/ Ronnie Glenn     ________
Name: Ronnie Glenn
Title: Vice President

AGFIRST FARM CREDIT BANK, as a Lender

By:    /s/ Steven J. O’Shea    _______
Name: Steven J. O’Shea
Title: Vice President

Voting Participants:

Farm Credit Bank of Texas

By:    /s/ Chris M. Levine         _
Name: Chris M. Levine
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Michelle Latzoni________________
Name: Michelle Latzoni
Title: Authorized Signatory

BANK OF MONTREAL, as a Lender

By: /s/ Philip Langheim_________________
Name: Philip Langheim
Title: Managing Director

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Brendan MacBride_________________
Name: Brendan MacBride
Title: Authorized Signatory

COBANK, ACB, as a Lender

By: /s/ Alan V. Schuler__________________
Name: Alan V. Schuler
Title: Vice President

SOCIETE GENERALE, as a Lender

By: /s/ Cliff Niebling________________
Name: Cliff Niebling
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Harry J. Brown______________
Name: Harry J. Brown
Title: Vice President

AGSTAR FINANCIAL SERVICES, PCA,
as a Lender

By: /s/ Troy Mostaert_______________
Troy Mostaert, Vice President

NORTHWEST FARM CREDIT SERVICES, PCA,
as a Lender

By: /s/ Carol L. Sobson______________
Name: Carol L. Sobson
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ David L. Catherall_____________
Name: David L. Catherall
Title: Managing Director

UNITED FCS, PCA D/B/A FCS COMMERCIAL FINANCE GROUP, as a Lender

By: /s/ Lisa Caswell__________________
Name: Lisa Caswell
Title: Vice President

FARM CREDIT SERVICES OF MID-AMERICA, PCA, as a Lender

By: /s/ Ralph M. Bowman________________
Name: Ralph M. Bowman
Title: Vice President Capital Markets

SANTANDER BANK, N.A.
(formerly known as Sovereign Bank, N.A.),
as a Lender

By: /s/ Carlos A. Calixto__________________
Name: Carlos A. Calixto
Title: Vice President

ING CAPITAL LLC,
as a Lender

By: /s/ N. Leroy Startz_________________
Name: N. Leroy Startz
Title: Director

By: /s/ William B. Redmond_____________
Name: William B. Redmond
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:    /s/ Elvis Grgurovic_______________
Name:    Elvis Grgurovic
Title:    Director

By:    /s/ Kevin Flood_________________
Name:    Kevin Flood
Title:    Director

COMPASS BANK,
as a Lender

By: /s/ April Chan______________________
Name: April Chan
Title: Senior Vice President

FARM CREDIT SERVICES OF AMERICA, PCA,
as a Lender

By: /s/ Bruce Dean_______________________
Name: Bruce Dean
Title: Vice President

AMERICAN AGCREDIT, PCA (successor by merger to Farm Credit Services of the Mountain Plains, PCA), as a Lender

By: /s/ Sean O’Day____________________
Name: Sean O’Day
Title: Senior Vice President

1ST FARM CREDIT SERVICES, PCA,
as a Lender

By: /s/ Lee Fuchs______________________
Name: Lee Fuchs
Title: Vice President, Capital Markets Group

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as a Lender

By: /s/ Alfred S. Compton, Jr._______________
Name: Alfred S. Compton, Jr.
Title: SVP/Managing Director

FARM CREDIT WEST, PCA,
as a Lender

By: /s/ Ben Madonna____________________
Ben Madonna, Vice President

FARMERS BANK,
as a Lender

By: /s/ Vernon M. Towler___________
Name: Vernon M. Towler
Title: President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By: /s/ Nita Jain__________________________
Name: Nita Jain
Title: Duly Authorized Signatory

COBANK, FCB (successor in interest by merger to U.S. AgBank, FCB), as a Lender

By: /s/ Alan V. Schuler___________________
Name: Alan V. Schuler
Title: Vice President

Schedule 6.11
to
Smithfield Foods, Inc.
Consent and Third Amendment to Second Amended and Restated Credit Agreement

Required Lender Percentage

Lender	Required Lender Percentage Held	Lenders Agreeing to Consent Letter(insert % from prior column if Lender signs Consent Letter then total % in this column)
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch	7.695451510%	7.695451510%
Barclays Bank PLC	6.390243900%	6.390243900%
AgFirst Farm Credit Bank	11.707317070%	11.707317070%
Goldman Sachs Bank USA	4.780487810%	4.780487810%
Bank of Montreal	4.780487810%	4.780487810%
Morgan Stanley Bank, N.A.	2.926829270%	2.926829270%
CoBank, ACB	7.085036290%	7.085036290%
JPMorgan Chase Bank, N. A.	4.780487810%	4.780487810%
Societe Generale	4.780487810%	4.780487810%
U.S. Bank National Association	4.195121950%	4.195121950%
AgStar Financial Services, PCA	3.414634150%	3.414634150%
Northwest Farm Credit Services, PCA	3.414634150%	3.414634150%
Bank of America, N.A.	3.219512200%	3.219512200%
United FCS, PCA d/b/a FCS Commercial Finance Group	2.682926830%	2.682926830%
Farm Credit Mid-America, PCA (fka Farm Credit Services of Mid-America, PCA)	2.682926830%	2.682926830%
Santander Bank, N.A. (formerly known as Sovereign Bank, N.A.)	2.682926830%	2.682926830%
ING Capital LLC	2.365853660%	2.365853660%
Credit Agricole Corporate and Investment Bank	2.731707320%	2.731707320%
Compass Bank	2.146341460%	2.146341460%
Farm Credit Services of America, PCA	2.365853660%	2.365853660%
American AgCredit, PC	2.146341460%	2.146341460%
1st Farm Credit Services, PCA	3.219512200%	3.219512200%
GreenStone Farm Credit Services, ACA/FLCA	2.243902440%	2.243902440%
Farm Credit West, PCA	1.951219510%	1.951219510%
CoBank, FCB (successor to U.S. AgBank FCB)	1.463414630%	1.463414630%
Farmers Bank	0.487804880%	0.487804880%
General Electric Capital Corporation	1.65853659%	1.65853659%
TOTAL	100.00%	100.00%